EXHIBIT 31.1
Certification Pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934,
As Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, William A. Ray, certify that:

1.I have reviewed this Special Financial Report on Form 10-K of BancPlus Corporation and Subidiaries;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.Intentionally omitted.

5.Intentionally omitted.

Date:	March 17, 2020
/s/ William A. Ray
William A. Ray
President and Chief Executive Officer